UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 17, 2008

Storm Cat Energy Corporation

 (Exact Name of Registrant as Specified in Charter)

British Columbia, Canada	001-32628	06-1762942
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1125 17th Street, Suite 2310, Denver, Colorado 80202

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 991-5070

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 – NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On November 17, 2008, Storm Cat Energy Corporation (the “Company”) received a notice from the NYSE Alternext US LLC (the “NSYE Alternext US”) that, pursuant to Section 1009 of the NYSE Alternext US Company Guide (the “Company Guide”), the NYSE Alternext US intends to file a delisting application with the Securities and Exchange Commission to strike the Company’s common shares from listing and registration on the NYSE Alternext US in accordance with Section 12 of the Securities Exchange Act of 1934 and the rules promulgated thereunder.

The notice indicated that the Company was not in compliance with the following provisions of the Company Guide: (1) Section 1003 (a)(iv) of the Company Guide as a result of the subsidiaries of the Company filing voluntary petitions for reorganization under Chapter 11 of the United State Bankruptcy Code on November 10, 2008 (the “Chapter 11 Filing”); (2)   Section 1003(a)(i) of the Company Guide given stockholders’ equity of less than $2,000,000 and losses from continuing operations and/or net losses in two out of three of its three most recent fiscal years; (3) Section 1003(a)(ii) of the Company Guide given stockholders’ equity of less than $4,000,000 and losses from continuing operations and/or net losses in three out of its four most recent fiscal years; (4) Section 1003(a)(iii) of the Company Guide given stockholders’ equity of less than $6,000,000 and/or losses from continuing operations and net losses in its five most recent fiscal years; and (5) Section 1003(c)(3) of the Company Guide whenever advice has been received, deemed by the NYSE Alternext US to be authoritative, that the security is without value.

Furthermore, the NYSE Alternext US recommended that the Company, pursuant to Section 1003(f)(v) of the Company Guide, execute a reverse stock split because its common stock has been selling for a substantial period of time at a low price per share (i.e., the Company’s common shares had traded between $0.05 and $0.28 per share during the last 30 trading days).  Hence, the NYSE Alternext US noted that the common share price is an additional deficiency and the Company’s continued listing should be predicated on it effecting a reverse share split of its common shares in a reasonable period of time.

Pursuant to Sections 1203 and 1009(d) of the Company Guide, the Company has a limited right to appeal the NYSE Alternext US’s decision until November 24, 2008.    Presently, the Company has determined that it will not take any specific actions or responses to the NYSE Alternext US delisting notice.

ITEM 8.01 – OTHER ITEMS.

On November 18, 2008, the Company received a notice from the Toronto Stock Exchange (the “TSX”) stating that the TSX had decided to suspend trading of the Company’s common shares immediately and to delist the Company’s common shares as of the close of business on December 18, 2008.  The delisting was imposed because of the Company’s failure to meet the continued listing requirements of the TSX as detailed in Part VII of the TSX Company Manual.  Specifically, the Company violated the following sections of the TSX Company Manual:  Sections 708, which addresses insolvency or bankruptcy proceedings; Sections 709 and 710(a)(i), which relate to financial condition and/or operating results; and Section 711, which concerns situations where the public distribution, price, or trading activity of a company’s securities has been so reduced as to not warrant continued listing.

An appeal of the TSX’s decision must occur before December 18, 2008, which requires that the Company advise the TSX within five business days of its intent to appeal the decision, and submit written arguments within 10 days of the TSX’s notice.  Presently, the Company has determined that it will not take any specific actions or responses to the TSX delisting notice.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS.

(d)                                 Exhibits.

Exhibit No.	Description

99.1	Press Release dated November 20, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STORM CAT ENERGY CORPORATION

Date: November 20, 2008	By:	/s/ Joseph M. Brooker
		Name:	Joseph M. Brooker
		Title:	Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated November 20, 2008